80 City Square
Boston, MA 02129

T +1 617 912 9000
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www.rsmus.com

March 4, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Wildermuth Endowment Fund’s statements included under Item 13 – Exhibit (a)(4) of its Form N-CEN filed on March 4, 2021 and we agree with such statements concerning our firm.